UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)		June 22, 2005

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.

     LodgeNet Entertainment Corporation and The Ritz-Carlton Hotel Company, LLC, a wholly owned subsidiary of Marriott International, Inc., today agreed to a new Master Agreement for LodgeNet to serve both new and existing Ritz-Carlton properties in the United States until December 31, 2011. Existing properties executing an extension agreement and new properties will receive LodgeNet’s digital SigNETureTV platform. Additionally, upon payment of an installation fee, new and existing properties may also elect to receive LodgeNet’s high-definition television SigNETure HDTV platform, which will deliver high-definition broadcast, satellite and video-on-demand programming.

     LodgeNet currently serves 34 Ritz-Carlton properties in the United States, having approximately 11,000 guest rooms. LodgeNet has provided interactive television services to Ritz-Carlton hotels since 1993.

     The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2005	By /s/ Scott C. Petersen
Scott C. Petersen
Its President and Chief Executive Officer